UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 5, 2019

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share 1.900% Notes Due 2022 2.550% Notes Due 2026	WMT	New York Stock Exchange New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Shareholders’ Meeting (the “Meeting”) of Walmart Inc. (the “Company”) was held on June 5, 2019 in Rogers, Arkansas. As of the close of business on April 12, 2019, the record date for the Meeting, there were 2,867,124,617 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,641,241,230 shares of the Company’s common stock were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s shareholders voted on the matters set forth below.
Election of Directors
The Company’s shareholders elected for one-year terms all twelve persons nominated for election as directors as set forth in the Company’s proxy statement dated April 23, 2019. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	2,373,854,681	3,557,444	1,935,263	261,893,842
Stephen J. Easterbrook	2,368,457,494	7,503,874	3,386,020	261,893,842
Timothy P. Flynn	2,370,486,405	5,548,381	3,312,602	261,893,842
Sarah J. Friar	2,372,738,625	3,477,092	3,131,671	261,893,842
Carla A. Harris	2,357,499,955	18,724,873	3,122,560	261,893,842
Thomas W. Horton	2,370,397,472	5,626,728	3,323,188	261,893,842
Marissa A. Mayer	2,357,214,104	18,993,152	3,140,132	261,893,842
C. Douglas McMillon	2,371,407,354	4,698,334	3,241,700	261,893,842
Gregory B. Penner	2,316,191,009	59,819,550	3,336,829	261,893,842
Steven S Reinemund	2,351,750,906	24,264,993	3,331,489	261,893,842
S. Robson Walton	2,325,758,023	50,473,401	3,115,964	261,893,842
Steuart L. Walton	2,327,493,406	48,727,240	3,126,742	261,893,842
Company Proposals
Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 23, 2019. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,175,793,901	197,749,433	5,804,054	261,893,842

Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2020. The votes on this proposal were as follows:

For	Against	Abstain
2,604,029,486	34,529,614	2,682,130
There were no broker non-votes with respect to this proposal.

Shareholder Proposals

The Company’s shareholders voted upon and rejected a shareholder proposal requesting that the company take specific steps to strengthen the prevention of sexual harassment. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
256,320,232	2,107,849,213	15,177,943	261,893,842

Next, and pursuant to the advance-notice requirement of the Company’s bylaws, the Company’s shareholders voted upon and rejected a shareholder proposal that was raised from the floor of the annual Meeting which requested that the Nominating and Governance Committee of the Company’s Board of Directors consider hourly associates among the list of potential director candidates. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
3,916	2,379,343,435	37	261,893,842

Finally, the shareholder proponent or his appointed representative did not appear and present the proposal requesting that the Company adopt a cumulative voting standard in the election of directors. Therefore, the proposal was not considered or voted on at the meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2019
WALMART INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Senior Vice President, Office of the Corporate Secretary, General Counsel for Finance and Governance